Exhibit 99.1

Ignyta Appoints Matthew Onaitis as General Counsel

February 3, 2014 07:00 AM Eastern Daylight Time

SAN DIEGO—(BUSINESS WIRE)—Ignyta, Inc. (OTCQB:RXDX), an oncology precision medicine biotechnology company, announced today that Matthew Onaitis has been appointed to the newly created role of General Counsel and Secretary. Mr. Onaitis was previously Senior Vice President, General Counsel and Secretary of Trius Therapeutics, Inc., where he led the legal and compliance functions through Trius’ acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Mr. Onaitis assisted Cubist with integration activities through December 2013. Prior to Trius, Mr. Onaitis was Senior Vice President, General Counsel and Secretary of Somaxon Pharmaceuticals, Inc. from 2006 until Somaxon’s acquisition by Pernix Therapeutics Holdings, Inc. in March 2013. Mr. Onaitis also previously served as Associate General Counsel for the oncology strategic business unit of Biogen Idec Inc. and as Director of Legal Affairs of Elan Corporation, plc.

“Matt has broad legal experience with development-stage and publicly-traded, commercial-stage biopharmaceutical companies,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “In particular, his background in managing corporate governance and compliance programs, supporting operational teams, and advising on various business transactions will strengthen our management team as we strive to create value for patients with our proprietary oncology drug candidates and our integrated Rx/Dx discovery approach.”

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a biotechnology company developing precision medicine with integrated Rx/Dx solutions for cancer patients. Our goal is to discover and develop revolutionary new drugs that target activated genes in cancer cells for the customized treatment of cancer patients. Our present focus is on the development of RXDX-101 and RXDX-102, our proprietary oral tyrosine kinase inhibitors that target solid tumor indications, and advancing our novel Spark discovery programs that leverage our proprietary cancer genomic and epigenomic knowledge bases. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our progress in developing new oncology therapies; our business and product development plans; and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to retain important members of our management team and attract other qualified personnel; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Current Report on Form 8-K dated October 31, 2013 and amended November 14, 2013 and December 9, 2013.

Contacts

Ignyta, Inc.

Zachary Hornby

CFO and Vice President, Corporate Development

858-255-5959

zh@ignyta.com

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